Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

As the independent auditor, we hereby consent to the inclusion in this Form S-1 Registration Statement, of our report, dated April 22, 2010, relating to the financial statements of Cavico Vietnam Mining and Construction Joint Stock Company and to the reference to our firm under the caption “Experts” appearing in the Prospectus.

By:	/s/ CA&A Consulting and Auditing Co., Ltd. – Hanoi Branch
CA&A Consulting and Auditing Co., Ltd. – Hanoi Branch

Hanoi, Vietnam April 22, 2010